Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

HOMETOWN INTERNATIONAL, INC., a Nevada corporation

MAKAMER ACQUISITION CORP., a Delaware corporation

and

MAKAMER, INC., a Delaware corporation

March 25, 2022

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of March 25, 2022, by and among Hometown International, Inc. (to be renamed Makamer Holdings, Inc.), a Nevada corporation (the “Parent”), Makamer Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Parent (the “Acquisition Subsidiary”) and Makamer, Inc., a Delaware corporation (the “Company”). The Parent, the Acquisition Subsidiary and the Company are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”); and

WHEREAS, the Parent, the Acquisition Subsidiary and the Company intend for the Merger to qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I
THE MERGER

1.1 The Merger. Upon and subject to the terms and conditions set forth in this Agreement, the Acquisition Subsidiary shall merge with and into the Company at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the surviving corporation resulting from the Merger (the “Surviving Corporation”). The “Effective Time” shall be the time at which a certificate of merger in proper form and duly executed, reflecting the Merger (the “Certificate of Merger”), pursuant to Section 251(c) of General Corporation Law of the State of Delaware (the “Delaware Act”), is filed with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth herein and in the applicable provisions of the Delaware Act.

1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of The Crone Law Group, P.C., in New York, New York, commencing at 10:00 a.m. local time (or such other place and time, or remotely, as is mutually agreed to by the Parties) on or before March 30, 2022, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon thereafter as practicable (and in any event not later than three (3) Business Days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law (as defined in Section 2.4 below) to close.

1.3 Actions at the Closing. At the Closing:

(a) the Company shall deliver to the Parent and the Acquisition Subsidiary the various certificates, instruments and documents to be delivered by the Company pursuant to Section 6.1 hereof;

(b) the Parent and the Acquisition Subsidiary shall deliver to the Company the various certificates, instruments and documents to be delivered by the Parent and/or Acquisition Subsidiary pursuant to Sections 6.2 hereof;

(c) the Surviving Corporation shall file the Certificate of Merger with the Secretary of State of the State of Delaware; and

(d) each of the stockholders of the Company (the “Company Stockholders”) shall surrender for cancellation shares of the Company Common Stock (as defined below in Section 1.5(a)) held by them in exchange for shares of Parent Common Stock (as defined IN Section 3.2 below).

1.4 Additional Actions. If at any time after the Effective Time the Surviving Corporation or Parent shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or Parent, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or the Acquisition Subsidiary, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation, Parent and its officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable Law (as defined below)) to execute and deliver, in the name and on behalf of either the Company, Parent or the Acquisition Subsidiary, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Parent, Acquisition Subsidiary or Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Parent, Acquisition Subsidiary or Company, as applicable, and otherwise to carry out the purposes of this Agreement.

1.5 Exchange of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

(a) In exchange for all of the issued and outstanding shares of Company Common Stock (as defined below) (other than Dissenting Shares (as defined in Section 1,6 below)), the Parent shall issue to the Company Stockholders (other than Dissenting Company Stockholders (as defined in Section 1.6 below)) an aggregate of 30,000,000 shares of Parent Common Stock (as defined in Section 3.2 below) with each Company Stockholder receiving a pro rata portion of such shares based upon the total number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), held by such Company Stockholder immediately prior to the Effective Time , subject to adjustment as necessary due to rounding as set forth in Section 1.7. The shares of Parent Common Stock for which the shares of Company Common Stock are exchanged pursuant to this Section shall be referred to herein as the “Merger Shares.”

(b) The Parent shall deliver Merger Shares in either certificated or book entry form, as determined in the Parent’s sole discretion, to each Company Stockholder entitled thereto who shall have presented a certificate that immediately prior to the Effective Time represented Company Common Stock to be converted into Merger Shares pursuant to this Section 1.5 (the “Company Stock Certificates”). If any Company Stock Certificate shall have been lost, stolen or destroyed, the Parent’s transfer agent may, in its sole discretion and as a condition to the issuance of any Merger Shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit with respect to such Company Stock Certificate.

(c) Each issued and outstanding share of common stock, par value $0.001 per share, of the Acquisition Subsidiary shall be cancelled.

1.6 Dissenting Shares. For the purposes of this Agreement, “Dissenting Shares” means shares of Company Common Stock held as of the Effective Time by a Company Stockholder who has not voted such Company Stock in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware Act and not effectively withdrawn or forfeited prior to the Effective Time (each, a Dissenting Company Stockholder”). Dissenting Shares shall not be converted into or represent the right to receive shares of Parent Common Stock unless such Company Stockholder’s right to appraisal shall have ceased in accordance with the Delaware Act. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Common Stock pursuant to Section 1.5(a), and (ii) promptly following the occurrence of such event and, if requested by Parent, the proper surrender of such person’s Company Stock Certificate, the Parent shall deliver to such Company Stockholder a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.5(a), or issue such Merger Shares in book entry form.

1.7 Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to Company Stockholders on the surrender for exchange of shares of Company Common Stock, and such Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Merger Shares that would have otherwise been issued to such Company Stockholders. In lieu of any fractional Merger Shares that would have otherwise been issuable, each former Company Stockholder that would have been entitled to receive a fractional share shall, on proper surrender of such person’s Company Stock Certificates, receive such whole number of Merger Shares as is equal to the precise number of Merger Shares to which such Company Stockholder would be entitled, rounded up to the nearest whole number.

1.8 Options and Warrants.  As of the Effective Time, there are no outstanding options, warrants, or other rights to purchase shares of capital stock of the Company.

1.9 Directors and Officers. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Acquisition Subsidiary, the Company or the holders of any shares of capital stock of any of the foregoing, the directors and officers of the Company shall remain as the directors and officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be, and the Surviving Corporation and the Parent shall take any necessary actions (whether prior to, at or after the Effective Time) as shall be necessary or appropriate to effectuate or carry out the purpose of this Section 1.9.

1.10 Certificate of Incorporation and Bylaws. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Subsidiary, the Company or the holders of any shares of capital stock of any of the foregoing; provided that the Surviving Corporation or Parent may make any necessary filings in the State of Delaware as shall be necessary or appropriate to effectuate or carry out fully the purpose of this Section 1.10:

(a) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until duly amended or repealed; and

(b) the bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed.

1.11 No Further Rights. From and after the Effective Time, no shares of Company Common Stock shall be deemed to be outstanding, and holders of Company Common Stock, certificated or uncertificated, shall cease to have any rights with respect thereto, except as provided herein or by applicable Law, other than the right to receive Parent Common Stock in connection with the Merger.

1.12 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made. If, after the Effective Time, Company Stock Certificates are presented to the Parent or the Surviving Corporation, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5, subject to the provisions hereof and applicable Law in the case of Dissenting Shares.

1.13 Exemption from Registration; Rule 144. The Parent and the Company intend that the shares of Parent Common Stock to be issued pursuant to Section 1.5 hereof will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), by reason of Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, and that all recipients of such shares of Parent Common Stock (as defined in Section 3.2 below) shall be “accredited investors” as such term is defined in Regulation D, or, within the meaning of Rule 701 of the Securities Act, were employees or directors of the Company, its parent or its majority-owned subsidiaries or were consultants who were natural persons and who provided bonafide services to the Company, its parent or its majority-owned subsidiaries (provided that such services were not in connection with the offer or sale of securities in a capital raising transaction and did not directly or indirectly promote or maintain a market for the Company’s securities), and, in each case, who received the Company Common Stock pursuant to a compensatory benefit plan, or are family members of employees, directors or consultants who acquired such securities by gift or domestic relations orders. The shares of Parent Common Stock to be issued pursuant to Section 1.5 hereof will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (ii) an exemption from such registration exists and the Parent receives an opinion of counsel to the holder of such securities, which counsel and opinion are satisfactory to the Parent, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act and applicable state securities laws; and such shares of Parent Common Stock will bear an appropriate legend and restriction on the books of the Parent’s transfer agent to that effect.

1.14 Certain Tax Matters. Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the Parties shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. The Parties intend to report and, except to the extent otherwise required by a “final determination” within the meaning of Section 1313(a) of the Code, shall report, for all tax purposes, the Merger as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Parent to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in the Company’s disclosure schedules attached hereto (the “Company Disclosure Schedules”) (it being agreed that any matter disclosed in any Section of the Company Disclosure Schedules will be deemed to apply to and qualify the Section of this Article II to which it corresponds in number and each other Section of this Article II to the extent that it is reasonably apparent on its face that such information is applicable to such other Section), the Company represents and warrants to the Parent and the Acquisition Subsidiary as follows:

2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Parent complete and accurate copies of its certificate of incorporation and bylaws. The Company is not in default under or in violation of any provision of its certificate of incorporation, as amended to date, its bylaws, as amended to date, or any mortgage, indenture, lease, license or any other agreement or instrument except where such default or violation would not be reasonably expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Company taken as a whole; provided, that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (a) conditions generally affecting the industries in which the Company participates or the U.S. or global economy or capital markets as a whole; (b) any failure by the Company to meet internal projections or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (d) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any changes (after the date of this Agreement) in GAAP (as defined in Section 2.7 below), other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions, or (f) the taking of any action required by this Agreement.

2.2 Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of which 20,000,000 have been designated as Company Common Stock, and 5,000,000 have been designated as “blank check” preferred stock (“Company Preferred Stock”). As of the date of this Agreement, and as of immediately prior to the Effective Time, and without giving effect to the transactions contemplated by this Agreement or any of the other Transaction Documentation, 19,986,667 shares of Company Common Stock, and no shares of Company Preferred Stock, are issued and outstanding. No other shares of Company Stock are issued and outstanding, and no shares of Company Common Stock are held in the treasury of the Company. Schedule 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company Stockholders together with the number of shares of Company Common Stock each holds. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and, effective as of the Effective Time, free of all preemptive rights, and have been or will be issued in accordance with applicable laws, including, without limitation, the Securities Act. Other than as set forth on Schedule 2.2 of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, securities, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of Company Common Stock or pursuant to which any outstanding Company Common Stock is subject to vesting. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Other than as listed in Schedule 2.2 of the Company Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including, without limitation, voting trusts or proxies), registration under the Securities Act, or sale or transfer (including, without limitation, agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including, without limitation, voting trusts or proxies) or sale or transfer (including, without limitation, agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of Company Common Stock were issued in compliance in all material respects with applicable securities laws.

2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and (a) the approval of the Merger by the vote of the Company Stockholders required by Delaware law, and (b) the approvals and waivers set forth in Schedule 2.3 of the Company Disclosure Schedule (collectively, the “Company Consents”), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the board of directors of the Company (i) determined that the Merger is fair and in the best interests of the Company and the Company Stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware Act, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

2.4 Non-contravention. Subject to the receipt of Company Consents and the filing of the Certificate of Merger as required by the Delaware Act, neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby or thereby will (a) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company, as amended to date, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except for such permits, authorizations, consents and approvals for which the Company is obligated to use its Reasonable Best Efforts (as defined below) to obtain pursuant to Section 4.2(a), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation in any contract or instrument set forth in Schedule 2.4 of the Company Disclosure Schedule, for which the Company is obligated to use its Reasonable Best Efforts to obtain waiver, consent or approval pursuant to Section 4.2(b), (ii) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (iii) any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any material assets of the Company, or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (each, a “Law” and, collectively, “Laws”) applicable to the Company, except for any violation which would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement: “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s and similar Security Interests, (ii) Security Interests arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, or (iii) Security Interests on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and “Ordinary Course of Business” means the ordinary course of the Company’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.5 Subsidiaries. The Company has no subsidiaries.

2.6 Compliance with Laws. The Company:

(a) and the conduct and operations of its business, are in compliance with each Law applicable to the Company, or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b) has complied with all federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, and all prior issuances of its securities have been either registered under the Securities Act or exempt from registration;

(c) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation; and

(d) is not and has not, and the past and present officers, directors and Affiliates (as defined in Section 2.14(vii) below) are not and have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person.

2.7 Financial Statements. The Company has provided or made available to the Parent the unaudited consolidated balance sheet of the Company (the “Company Year-End Balance Sheet”) at December 31, 2021 (the “Company Year-End Balance Sheet Date”), and the related unaudited consolidated statements of operations and cash flows for the year ended December 31, 2021 (collectively, the “Company Year-End Financial Statements”). The Company Year-End Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the respective dates thereof and for the periods referred to therein, and are consistent in all material respects with the books and records of the Company.

2.8 Absence of Certain Changes. Since the Company Year-End Balance Sheet Date, and except as set forth in Schedule 2.8 of the Company Disclosure Schedule, to the knowledge of the Company, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect.

2.9 Undisclosed Liabilities. To the knowledge of the Company, except as set forth in Schedule 2.9 of the Company Disclosure Schedule, the Company has not had any liability (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Year-End Balance Sheet, (b) liabilities not exceeding $25,000 in the aggregate that have arisen since the Company Year-End Balance Sheet Date in the Ordinary Course of Business, and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

2.10 Tax Matters.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(ii) “Tax Returns” means all United States of America, state, local or foreign government reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with the Taxes.

(b) Except as set forth in Schedule 2.10 of the Company Disclosure Schedule, the Company has filed on a timely basis (taking into account any valid extensions) all material Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company is not now and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis all material Taxes that were due and payable in accordance with the Tax Returns. The unpaid Taxes of the Company for tax periods through the Company Year-End Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Year-End Balance Sheet. The Company does not have any actual or potential liability for any Tax obligation of any taxpayer other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(c) Except as set forth in Schedule 2.10 of the Company Disclosure Schedule, the Company has delivered or made available to the Parent complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the date of the Company’s incorporation (the “Organization Date”). To the knowledge of the Company, no examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or threatened or contemplated. The Company has not been informed in writing by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes, or agreed to an extension of time with respect to a Tax assessment or deficiency, which waiver or extension is still in effect.

(d) No state or federal “net operating loss” of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

2.11 Assets. The Company owns or leases all tangible assets reasonably necessary for the conduct of its businesses as presently conducted. Except as set forth in Schedule 2.11 of the Company Disclosure Schedule, each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth in Schedule 2.11 of the Company Disclosure Schedule, no material amount of assets of the Company (tangible or intangible) (including, without limitation, any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof) is subject to any Security Interest.

2.12 Owned Real Property. The Company does not own any real property.

2.13 Real Property Leases. Schedule 2.13 of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company. The Company has delivered or made available to the Parent complete and accurate copies of the leases and subleases listed in Schedule 2.13 of the Company Disclosure Schedule. With respect to each lease and sublease listed in Schedule 2.13 of the Company Disclosure Schedule:

(a) the lease or sublease is a legal, valid, binding and enforceable obligation of the Company and is in full force and effect;

(b) the lease or sublease will not, as a result of the execution and delivery by the Company of this Agreement or the Transaction Documentation or the consummation by the Company of the transactions contemplated hereby or thereby, cease to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the Closing will not, after the giving of notice, with lapse of time, or otherwise, result in a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

(c) to the knowledge of the Company, neither the Company, nor any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease, except for any breach, violation or default that has not had and would not reasonably be anticipated to have a Company Material Adverse Effect;

(d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(e) to the knowledge of the Company, there is no Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded Security Interests, leases, easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company of the property subject thereto.

2.14 Contracts.

(a) Schedule 2.14 of the Company Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement (other than the Transaction Documentation (as hereinafter defined)):

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties (A) which provides for lease payments in excess of $25,000 per annum or (B) which has a remaining term longer than twelve (12) months and is not cancellable without penalty by the Company on sixty (60) days or less prior written notice;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, is not cancellable without penalty by the Company on sixty (60) days or less prior written notice and involves more than the sum of $25,000 per annum, or (B) in which the Company has granted manufacturing rights, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase goods or services exclusively from a certain party;

(iii) any agreement which, to the knowledge of the Company, establishes a material joint venture or legal partnership;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v) any agreement that purports to limit in any material respect the right of the Company to engage in any line of business, or to compete with any person or operate in any geographical location;

(vi) any employment agreement or consulting agreement which provides for payments in excess of $50,000 per annum (other than employment or consulting agreements terminable on less than thirty (30) days’ notice);

(vii) any agreement involving any officer, director or stockholder of the Company or any affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) thereof (an “Affiliate”) (other than stock subscription, stock option, restricted stock, warrant or stock purchase agreements the forms of which have been made available to Parent);

(viii) any agreement or commitment for capital expenditures in excess of $25,000, for a single project (it being represented and warranted that the liability under all undisclosed agreements and commitments for capital expenditures does not exceed $100,000 in the aggregate for all projects);

(ix) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

(x) any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(xi) any agreement, other than as contemplated by this Agreement, relating to the future sales of securities of the Company; and

(xii) any other agreement (or group of related agreements) (A) under which the Company is obligated to make payments or incur costs in excess of $25,000 in any year or (B) not entered into in the Ordinary Course of Business, in each case which is not otherwise described in clauses (i) through (xi).

(b) The Company has delivered or made available to the Parent a complete and accurate copy of each agreement listed in Schedule 2.14 of the Company Disclosure Schedule. With respect to each agreement so listed, and except as set forth in Schedule 2.14 of the Company Disclosure Schedule: (i) the agreement is a legal, valid, binding and enforceable obligation of the Company and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of law or a court of equity; (ii) the agreement will not, as a result of the execution and delivery by the Company of this Agreement or the Transaction Documentation, or the consummation by the Company of the transactions contemplated hereby or thereby, cease to be a legal, valid, binding and enforceable obligation of the Company, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity and will, or to be in full force and effect in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) to the knowledge of the Company, neither the Company, nor any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract, except for any breach, violation or default that has not had and would not reasonably be anticipated to have a Company Material Adverse Effect.

2.15 Accounts Receivable. All accounts receivable of the Company reflected on the Company Year-End Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Company Year-End Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Company Year-End Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Company Year-End Balance Sheet.

2.16 Powers of Attorney. Except as set forth in Schedule 2.16 of the Company Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

2.17 Insurance. Schedule 2.17 of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.

2.18 Warranties. No product or service sold or delivered by the Company is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Company.

2.19 Litigation. Except as set forth in Schedule 2.19 of the Company Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Company’s knowledge, threatened against the Company, which (a) seeks damages in excess of $25,000, (b) if determined adversely to the Company, would have or be reasonably anticipated to have, individually or in the aggregate, a Company Material Adverse Effect, or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.20 Employees.

(a) Schedule 2.20 of the Company Disclosure Schedule contains a list of all employees of the Company whose annual rate of compensation exceeds $50,000 per year, along with the position of each such person. Each such person is a party to a non-disclosure and assignment of inventions agreement with the Company. To the knowledge of the Company, no key employee (within the meaning of Section 416 of the Code) or group of employees acting in concert has given written notice of any plans to terminate employment with the Company.

(b) The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the knowledge of the Company, (i) no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company, and (ii) to the Company’s knowledge, there are no circumstances or facts which could individually or collectively give rise to a suit against the Company by any current or former employee or applicant for employment based on discrimination prohibited by fair employment practices laws.

2.21 Employee Benefits.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement providing direct or indirect compensation for services rendered, including, without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

(ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

(b) Schedule 2.21(b) of the Company Disclosure Schedule contains a complete and accurate list of all material Employee Benefit Plans maintained, or contributed to, by the Company, or any ERISA Affiliate (collectively, the “Company Benefit Plans”); provided that the following Employee Benefit Plans shall not be listed in Schedule 2.21(b): (A) offer letters or other employee service agreements that provide for employment that is terminable “at will” and that are terminable without severance or change of control pay or benefits, in which case only forms of such agreements shall be scheduled, (B) consulting agreements that are terminable without material cost or material liability, in which case only forms of such agreements shall be scheduled, unless any such contract provides severance or change of control pay or benefits that are, in each case, greater than required by applicable Law. Except as would not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect, each Company Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respect to such Company Benefit Plan.

(c) Except as would not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect, to the knowledge of the Company, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Benefit Plans and proceedings with respect to qualified domestic relations orders, qualified medical support orders or similar benefit directives) against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that could give rise to any material liability to the Company.

(d) All the Company Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received a determination, advisory or opinion letter from the Internal Revenue Service to the effect that such Company Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Company Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect (other than amendments required by law or which are not reasonably expected to result in loss of such plan’s qualified status), and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Company Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(e) Neither the Company, nor any ERISA Affiliate, has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(f) At no time has the Company, or any ERISA Affiliate, been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(g) There are no unfunded obligations under any Company Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including, without limitation, retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable Law and insurance conversion privileges under state law.

(h) No Company Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(i) Schedule 2.14 or Schedule 2.20(i) of the Company Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding the Company, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

(j) The accruals for vacation, sickness and disability expenses are accounted for on the Company Year-End Balance Sheet and are adequate and materially reflect the expenses associated therewith in accordance with GAAP.

2.22 Environmental Matters.

(a) The Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any Law relating to the environment, including, without limitation, any Law pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) the reclamation of mines; (viii) health and safety of employees and other persons; and (ix) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(b) To the knowledge of the Company, without independent investigation, there are no documents that contain any environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to.

(c) To the knowledge of the Company, there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

2.23 Legal Compliance. The Company, and the conduct and operations of its business, are in compliance with each Law applicable to the Company or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

2.24 Customers. Section 2.24 of the Company Disclosure Schedule sets forth a list of each customer that accounted for more than 5% of the revenues of the Company during the last full fiscal year and the amount of revenues accounted for by such customer during such period. As of the date hereof, the Company has not received notice from any customer that such customer may materially reduce the amount of business done with the Company below the level of business done with the Company in the last twelve months.

2.25 Permits. Schedule 2.25 of the Company Disclosure Schedule sets forth a list of all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including, without limitation, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent, and including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) from any Governmental Entity (“Company Permits”) issued to or held by the Company. Such listed Company Permits are the only material permits that are required for the Company to conduct its businesses as presently conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Company Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Company Permit is threatened and, to the knowledge of the Company, there is no reasonable basis for believing that such Company Permit will not be renewable upon expiration. Except for such instances as would not reasonably be expected to have a Company Material Adverse Effect, each such Company Permit will continue in full force and effect immediately following the Closing.

2.26 Certain Business Relationships with Affiliates. Except as listed in Schedule 2.26 of the Company Disclosure Schedule, no Affiliate of the Company (a) owns any material property or right, tangible or intangible, which is used in and material to the business of the Company, (b) to the knowledge of the Company, has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Schedule 2.24 of the Company Disclosure Schedule describes any transactions involving the receipt or payment in excess of $25,000 in any fiscal year between the Company and any Affiliate of the Company which have occurred or existed since the Organization Date, other than employment agreements or other compensation arrangements.

2.27 Brokers’ Fees. Except as listed in Schedule 2.27 of the Company Disclosure Schedule, the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.28 Books and Records. The minute books and other similar records of the Company made available to the Parent contain, in all material respects, complete and accurate records in all material respects of all actions taken at any meetings of the Company’s stockholders, board of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meetings.

2.29 Intellectual Property.

(a) The Company owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the “Intellectual Property Rights”) and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the “Intellectual Property”), in each case as is necessary to conduct their respective businesses as presently conducted, the absence of which would be considered reasonably likely to result in a Company Material Adverse Effect.

(b) Schedule 2.29(b) of the Company Disclosure Schedule sets forth, with respect to all issued patents and all registered copyrights, trademarks, service marks and domain names registered with any Governmental Entity by the Company or any Company Subsidiary or for which an application for registration has been filed with any Governmental Entity by the Company, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application. Schedule 2.29(b) of the Company Disclosure Schedule identifies each agreement currently in effect containing any ongoing royalty or payment obligations of the Company in excess of $25,000 per annum with respect to Intellectual Property Rights and Intellectual Property that are licensed or otherwise made available to the Company.

(c) Except as set forth on Schedule 2.29(c) of the Company Disclosure Schedule, all Intellectual Property Rights of the Company that have been registered by it with any Governmental Entity are valid and subsisting, except as would not reasonably be expected to have a Company Material Adverse Effect. As of the Effective Date, in connection with such registered Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates will have been filed with the relevant Governmental Entities.

(d) The Company is not currently, nor as a result of the consummation of the Merger or other transactions contemplated by this Agreement will it be, in breach in any material respect of any license, sublicense or other agreement relating to the Intellectual Property Rights of the Company, or any licenses, sublicenses or other agreements as to which the Company is a party and pursuant to which the Company uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the “Third Party Intellectual Property Rights”), the breach of which would be reasonably likely to result in a Company Material Adverse Effect.

(e) Except as set forth on Schedule 2.29(e) of the Company Disclosure Schedule, the Company has not been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right, and the Company has not received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property Right. With respect to its product candidates and products in research or development, after the same are marketed, the Company will not, to its knowledge, infringe any Third Party Intellectual Property Rights in any material manner.

(f) To the knowledge of the Company, except as set forth on Schedule 2.29(f) of the Company Disclosure Schedule, no other person is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property Rights of the Company in a manner that has a material impact on the business of the Company, except for such infringement, misappropriation or unlawful or unauthorized use as would not be reasonably expected to have a Company Material Adverse Effect.

2.30 Disclosure. None of: (a) the representations and warranties by the Company contained in this Agreement, (b) the Company Disclosure Schedule, or (c) any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were or will be made, not misleading.

2.31 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article II are qualified by “knowledge” or “belief,” the Company represents and warrants that it has made reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, without limitation, reasonable inquiry by its directors, officers and key personnel.

2.32 Board Action. The Company’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Company Stockholders and is on terms that are fair to the Company Stockholders, (b) adopted this Agreement in accordance with the provisions of the corporation laws of the State of Delaware, and (c) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARENT
AND THE ACQUISITION SUBSIDIARY

As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in the Parent’s disclosure schedules attached hereto (the “Parent Disclosure Schedules”) (it being agreed that any matter disclosed in any Section of the Parent Disclosure Schedules will be deemed to apply to and qualify the Section of this Article III to which it corresponds in number and each other Section of this Article III to the extent that it is reasonably apparent on its face that such information is applicable to such other Section) the Parent and the Acquisition Subsidiary represent and warrant to the Company as follows:

3.1 Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Parent is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (as defined below). The Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of its articles of incorporation and bylaws. The Parent is not in default under or in violation of any provision of its articles of incorporation, as amended to date, its bylaws, as amended to date, or any mortgage, indenture, lease, license or any other agreement or instrument except where such default or violation would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on the assets, business, financial condition , or results of operations of the Parent and its subsidiaries, taken as a whole, provided that in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Parent Material Adverse Effect: (a) conditions generally affecting the industries in which the Parent or its subsidiaries participate or the U.S. or global economy or capital markets as a whole; (b) any failure by the Parent to meet internal projections or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (d) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any changes (after the date of this Agreement) in GAAP, other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions, or (f) the taking of any action required by this Agreement.

3.2 Capitalization. As of immediately prior to the Effective Time, but prior to giving effect to the issuance of the Merger Shares or the Share Cancellation (as defined in Section 4.14 below), the authorized capital stock of the Parent will consist of 250,000,000 shares of common stock, $0.0001 par value per share (“Parent Common Stock”), of which 7,797,004 shares will be issued and outstanding. The Parent Common Stock is presently eligible for quotation and trading on the OTC Pink tier of the OTC Markets Group Inc. (“OTC Markets”) and is not subject to any notice of suspension or delisting. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights and have been issued in accordance with applicable laws, including, without limitation, the Securities Act. As of immediately prior to the Effective Time, but prior to giving effect to the Warrant Cancellation (as defined in Section 4.15 below), the Parent has an aggregate of 38,985,020 Class A Warrants, 38,985,020 Class B Warrants, 38,985,020 Class C Warrants, and 38,985,020 Class D Warrants issued and outstanding, Except as contemplated by the Transaction Documentation or as described in the SEC Reports (as defined in Section 3.6 below), there are no other outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. Except as described in the SEC Reports, or as contemplated by the Transaction Documentation, or as set forth on Schedule 3.2, there are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including, without limitation, voting trusts or proxies), registration under the Securities Act, or sale or transfer (including, without limitation, agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. There are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including, without limitation, voting trusts or proxies) or sale or transfer (including, without limitation, agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. All of the issued and outstanding shares of Parent Common Stock were issued in compliance in all material respects with applicable federal and state securities laws. The Merger Shares to be issued at the Closing pursuant to Section 1.5 hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.

3.3 Authorization of Transaction. Each of the Parent and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Parent and the Acquisition Subsidiary of this Agreement and the agreements contemplated hereby (collectively, the “Transaction Documentation”), and the consummation by the Parent and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and the Acquisition Subsidiary, respectively. Each of the documents included in the Transaction Documentation has been duly and validly executed and delivered by the Parent or the Acquisition Subsidiary, as the case may be, and constitutes a valid and binding obligation of the Parent or the Acquisition Subsidiary, as the case may be, enforceable against them in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

3.4 Noncontravention. Subject to the filing of the Certificate of Merger as required by the Delaware Act, neither the execution and delivery by the Parent or the Acquisition Subsidiary, as the case may be, of this Agreement or the Transaction Documentation, nor the consummation by the Parent or the Acquisition Subsidiary, as the case may be, of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Parent or the Acquisition Subsidiary, as the case may be, (b) require on the part of the Parent or the Acquisition Subsidiary, as the case may be, any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than required notification to the Financial Industry Regulatory Authority (“FINRA”), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent or the Acquisition Subsidiary, as the case may be, is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Parent or the Acquisition Subsidiary or (e) violate any Laws applicable to the Parent or the Acquisition Subsidiary or any of their properties or assets.

3.5 Subsidiaries. The Parent has no subsidiaries other than the Acquisition Subsidiary and Your Hometown Deli, LLC, a New Jersey limited liability company (“Your Hometown Deli” and, together with the Acquisition Subsidiary, the “Parent Subsidiaries”). Each of the Parent Subsidiaries is an entity duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its organization. The Acquisition Subsidiary was formed solely to effectuate the Merger and has not conducted any business operations since its organization. The Parent has delivered or made available to the Company complete and accurate copies of the charter, bylaws or other organizational documents of the Parent Subsidiaries. The Acquisition Subsidiary has no assets other than minimal paid-in capital, has no liabilities or other obligations, and is not in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of the Acquisition Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of the Acquisition Subsidiary are owned by the Parent free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent or any of the Parent Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Parent or the Parent Subsidiaries (except as contemplated by this Agreement). There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Parent Subsidiaries. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Parent Subsidiaries.

3.6 SEC Reports; Financial Statements. Parent has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Reports. None of the SEC Reports, including any financial statements included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the SEC Reports is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Reports. Neither of the Parent Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC. The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Parent as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments as permitted by the applicable rules and regulations of the SEC. The Parent is in compliance in all material respects with all of the applicable rules of the OTC Markets. True, correct, and complete copies of all the SEC Reports are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC. Except as set forth in the SEC Reports, to the knowledge of the Parent, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect.

3.7 Compliance with Laws. Each of the Parent and the Parent Subsidiaries:

(a) and the conduct and operations of their respective businesses, are in compliance with each Law applicable to the Parent, any Parent Subsidiary, or any of their properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect;

(b) has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, and all prior issuances of its securities have been either registered under the Securities Act or exempt from registration;

(c) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation;

(d) is not and has not, and the past and present officers, directors and Affiliates of the Parent are not and have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws;

(e) except as set forth in the SEC Reports, does not and will not on the Closing Date, have any liabilities, contingent or otherwise, including, without limitation, to notes payable and accounts payable, exclusive of professional fees and expenses related to the Merger transactions, including, without limitation, brokers’ fees, and is not a party to any executory agreements; and

(f) is not a “blank check company” as such term is defined by Rule 419 of the Securities Act.

3.8 Absence of Certain Changes. Since the date of the balance sheet contained in the most recent SEC Report, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect and (b) neither the Parent nor either of the Parent Subsidiaries has taken any of the actions set forth in paragraphs (a) through (m) of Section 4.3.

3.9 Undisclosed Liabilities. None of the Parent and Parent Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent SEC Report, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent SEC Report in the Ordinary Course of Business which do not exceed $25,000 in the aggregate and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

3.10 Tax Matters.

(a) Each of the Parent and the Parent Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Parent nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Parent Subsidiaries are or were members. Each of the Parent and the Parent Subsidiaries has paid on a timely basis all Taxes that were due and payable. Neither the Parent nor any of the Parent Subsidiaries has any actual or potential liability for any Tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities that included the Parent or any of the Parent Subsidiaries during a prior period) other than the Parent and the Parent Subsidiaries. All Taxes that the Parent or any of the Parent Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b) No examination or audit of any Tax Return of the Parent or any of the Parent Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Parent, threatened or contemplated. Neither the Parent nor any of the Parent Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that the Parent or the Parent Subsidiaries was required to file any Tax Return that was not filed. Neither the Parent nor any of the Parent Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(c) No state or federal “net operating loss” of the Parent determined as of the Closing Date will become subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of the execution and delivery by the Parent of this Agreement or the consummation by the Parent of the transactions contemplated hereby.

3.11 Assets. Each of the Parent and the Parent Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Parent or the Parent Subsidiaries (tangible or intangible) is subject to any Security Interest.

3.12 Real Property. Except as disclosed in the SEC Reports, neither the Parent nor any of its Subsidiaries owns or leases any real property.

3.13 Litigation. Except as disclosed in the SEC Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Parent’s knowledge, threatened against the Parent or the Parent Subsidiaries which, if determined adversely to the Parent or the Parent Subsidiaries, could have, individually or in the aggregate, a Parent Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. For purposes of this Section 3.21, any such pending or threatened Legal Proceedings where the amount at issue exceeds or could reasonably be expected to exceed the lesser of $10,000 per Legal Proceeding or $25,000 in the aggregate shall be considered to possibly result in a Parent Material Adverse Effect hereunder.

3.14 Permits. Section 3.14 of the Parent Disclosure Schedule sets forth a list of all authorizations, approvals, clearances, permits, licenses, registrations, certificates, orders, approvals or exemptions from any Governmental Entity (including, without limitation, those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Parent Permits”) issued to or held by the Parent or any of the Parent Subsidiaries. Such listed permits are the only Parent Permits that are required for the Parent and any of the Parent Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each such Parent Permit is in full force and effect and, to the knowledge of the Parent, no suspension or cancellation of such Parent Permit is threatened and there is no basis for believing that such Parent Permit will not be renewable upon expiration. Each such Parent Permit will continue in full force and effect immediately following the Closing.

3.15 Accountants. Liggett & Webb, P.A. (the “Parent Auditor”) is and has been throughout the periods covered by the financial statements of the Parent for the most recently completed fiscal year and through the date hereof (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to the Parent within the meaning of the SEC’s Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”). The SEC Reports list all non-audit services performed by Parent Auditor for the Parent and/or any of the Parent Subsidiaries. Except as set forth in the SEC Reports, the report of the Parent Auditor on the financial statements of the Parent for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles, although it did express uncertainty as to the Parent’s ability to continue as a going concern. During the Parent’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Parent Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Parent Auditor.

3.16 Brokers’ Fees. None of the Parent, the Parent Subsidiaries, nor any of their Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.17 Disclosure. No representation or warranty by the Parent or the Parent Subsidiaries contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Parent or the Parent Subsidiaries pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Parent has disclosed to the Company all material information relating to the business of the Parent or any of the Parent Subsidiaries or the transactions contemplated by this Agreement.

3.18 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article III are qualified by “knowledge” or “belief,” the Parent represents and warrants that it has made reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, without limitation, reasonable inquiry by its directors, officers and key personnel.

3.19 Board Action. The Parent’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Parent’s stockholders and is on terms that are fair to the Parent’s stockholders, (b) has caused the Parent, in its capacity as the sole stockholder of the Acquisition Subsidiary, and the Board of Directors of the Acquisition Subsidiary, to approve the Merger and this Agreement by unanimous written consent, (c) adopted this Agreement in accordance with the provisions of the Delaware Act, and (d) directed that this Agreement and the Merger be submitted to the Parent’s stockholders for their adoption and approval and resolved to recommend that the Parent stockholders vote in favor of the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby.

ARTICLE IV

COVENANTS

4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date, and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

4.2 Governmental and Third-Party Notices and Consents.

(a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement.

(b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Company Disclosure Schedule.

4.3 Operation of Company Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Company Subsidiary to) conduct its operations in the Ordinary Course of Business and in material compliance with all Laws applicable to the Company, any Company Subsidiary or any of their properties or assets and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the written consent of the Parent (which shall not be unreasonably withheld or delayed) and except as contemplated by this Agreement:

(a) issue or sell, or redeem or repurchase, any stock or other securities of the Company, or any warrants, options or other rights to acquire any such stock or other securities;

(b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c) create, incur or assume any indebtedness for borrowed money (including obligations in respect of capital leases) except in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

(e) acquire, sell, lease, license or dispose of any assets or property, other than purchases and sales of assets in the Ordinary Course of Business;

(f) mortgage or pledge any of its property or assets, or subject any such property or assets to any Security Interest;

(g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h) amend its certificate of incorporation, by-laws or other organizational documents;

(i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(k) institute or settle any Legal Proceeding;

(l) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article VI not being satisfied; or

(m) agree in writing or otherwise to take any of the foregoing actions.

4.4 Access to Company Information.

(a) During the period from the date of this Agreement to the Effective Time, the Company shall permit representatives of the Parent to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

(b) The Parent (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Company Confidential Information” means any information of the Company that is furnished to the Parent by the Company in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent, any of the Parent Subsidiaries or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent, any of the Parent Subsidiaries or their respective directors, officers, or employees, (C) which the Parent or any of the Parent Subsidiaries knew or to which the Parent or any of the Parent Subsidiaries had access prior to disclosure, provided that the source of such information is not known by the Parent or any of the Parent Subsidiaries to be bound by a confidentiality obligation to the Company, or (D) which the Parent or any of the Parent Subsidiaries rightfully obtains from a source other than the Company, provided that the source of such information is not known by the Parent or any of the Parent Subsidiaries to be bound by a confidentiality obligation to the Company.

4.5 Operation of Parent Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Parent shall (and shall cause each of the Parent Subsidiaries to) conduct its operations in the Ordinary Course of Business and in material compliance with all Laws applicable to the Parent, any of the Parent Subsidiaries, or any of their properties or assets and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Parent shall not (and shall cause each of the Parent Subsidiaries not to), except as otherwise set forth in this Agreement, without the written consent of the Company:

(a) issue or sell, or redeem or repurchase, any stock or other securities of the Parent or any rights, warrants or options to acquire any such stock or other securities, except as contemplated by, and in connection with, the Merger;

(b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

(e) acquire, sell, lease, license or dispose of any assets or property (including, without limitation, any shares or other equity interests in or securities of any of the Parent Subsidiaries or any corporation, partnership, association or other business organization or division thereof);

(f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h) amend its articles of incorporation, by-laws or other organizational documents (except as contemplated hereby);

(i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement;

(k) institute or settle any Legal Proceeding;

(l) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Parent and/or any of the Parent Subsidiaries set forth in this Agreement becoming untrue in any material respect, or (ii) any of the conditions to the Merger set forth in Article VI not being satisfied; or

(m) agree in writing or otherwise to take any of the foregoing actions.

4.6 Access to Parent Information.

(a) The Parent shall (and shall cause the Parent Subsidiaries to) permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent and the Parent Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to the Parent or the Parent Subsidiaries.

(b) The Company (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent or any of the Parent Subsidiaries that is furnished to the Company by the Parent or any of the Parent Subsidiaries in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company or its directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company or its directors, officers, or employees, (C) which the Company knew or to which the Company had access prior to disclosure, provided that the source of such information is not known by the Company to be bound by a confidentiality obligation to the Parent or any of the Parent Subsidiaries, or (D) which the Company rightfully obtains from a source other than the Parent or any of the Parent Subsidiaries, provided that the source of such information is not known by the Company to be bound by a confidentiality obligation to the Parent or any of the Parent Subsidiaries.

4.7 Expenses. The costs and expenses of the Parent and the Company (including legal fees and expenses of the Parent and the Company) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

4.8 Company Audit and Financial Statements. A mutually agreed upon PCAOB registered accounting firm, has been, or, immediately following the Closing will be, engaged to prepare and deliver audited and interim unaudited financial statements of the Company, and pro forma financial statements reflecting the effects of the Merger, all compliant with applicable SEC regulations for inclusion under Item 9.01 of SEC Form 8-K (the “Financial Statements”). For the avoidance of doubt, this will include audited financial statements of the Company for the years ending December 31, 2021 and 2020.

4.9 Filing of Form 8-K. Within four (4) Business Days of the Closing, the Parent will file a Current Report on Form 8-K (the “Form 8-K”) with the SEC to report the consummation of the Merger and related matters. Within seventy-one (71) calendar days of the filing of the Form 8-K, the Parent will file an amendment to the Form 8-K to include the Financial Statements.

4.10 Board and Officer Composition.

(a) On the Closing Date, the Board of Directors of the Parent shall consist of four (4) board seats, consisting of one (1) member to be designated by the Parent within thirty (30) calendar days of the Closing, and three (3) members to be designated by the Company to be effective at the time of the Closing, including Alex Mond as Chairman, Michael Handley, and Manoucher Sarbaz.

(b) On the Closing Date, Peter Coker Jr., the Parent’s current sole officer and director, shall resign from all of the positions he holds and, simultaneously therewith, such officers shall be appointed as shall be determined by the Company, including Alex Mond as Chief Executive Officer, Karen Mond as Chief Financial Officer, and Chad Conner as Chief Operating Officer. The Parent shall enter into employment agreements with these newly appointed executive officers mutually satisfactory to the Company, the Parent and to the respective employees.

4.11 Cash Balance. On the Closing Date, the Parent will have a cash balance in its primary bank account of not less than $1,000,000, which will be used by the Parent and Surviving Company for working capital and general corporate purposes, including expanding sales and marketing, research and development, and mergers and acquisitions, amongst other uses.

4.12 Change of Name and Trading Symbol. The Parent shall take all necessary steps to enable it to change its corporate name and trading symbol to such name as is agreeable to the Company as of the Effective Time, if the Parent has not already done so prior to the Effective Time.

4.13 OTC Markets Quotation. Subsequent to the Closing, the Parent will use its best efforts to migrate the quotation of the Parent Common Stock from the OTC Markets Pink tier to the OTCQB tier or OTCQX tier of the OTC Markets.

4.14 Share Cancellation. Within thirty (30) calendar days following the Closing, 1,450,000 shares of Parent Common Stock held by pre-Merger shareholders of the Parent will be returned to the Parent and cancelled (the “Share Cancellation”).

4.15 Warrant Cancellation. Within thirty (30) calendar days following the Closing, 35,500,000 of the Parent’s issued and outstanding Class A Warrants, 35,500,000 of the Parent’s issued and outstanding Class B Warrants, 35,500,000 of the Parent’s issued and outstanding Class C Warrants, and 35,500,000 of the Parent’s issued and outstanding Class D Warrants, will be returned to the Parent and cancelled (the “Warrant Cancellation”).

4.16 Warrant Exercises. It is agreed that, within sixty (60) calendar days following the Closing, 1,000,000 of the Parent’s issued and outstanding Class A Warrants will be exercised at an exercise price of $1.25 per share.

4.17 Evaluation of Delicatessen Business. The Parent’s incoming management will continue to evaluate and determine the viability of the Parent’s existing delicatessen business currently operated through its subsidiary Your Hometown Deli.

4.18 Registration Statement. Within ninety (90) calendar days following the Closing, the Parent will file a resale Form S-1 registration statement (the “Registration Statement”) to register the shares of Parent Common Stock underlying the Parent’s issued and outstanding Class A Warrants and Class B Warrants. The Parent shall use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within sixty (60) calendar days of filing with the SEC.

4.19 Preapproval of Certain Professionals and Advisors. The Parties agree that, for no less than twelve (12) months following the Closing Date, the Parent shall continue to use Liggett & Webb, P.A. as its registered public accounting firm, The Crone Law Group, P.C. as its outside legal counsel, and Benchmark Capital, LLC as its strategic business advisor.

4.20 Information Provided to Stockholders. The Company shall prepare, with the cooperation of the Parent, information to be sent to the Company Stockholders in connection with receiving their approval of the Merger, this Agreement, and related transactions. The Parent and the Company shall each use Reasonable Best Efforts to cause information provided to the Company stockholders to comply with applicable federal and state securities laws requirements. Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the information to be sent to the Company Stockholders. The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law. The information sent to the Company Stockholders shall contain the recommendation of the Board of Directors of the Company that the holders of shares of Company Common Stock approve the Merger and this Agreement and the conclusion of the Board of Directors of the Company that the terms and conditions of the Merger are advisable and fair and in the best interests of the Company and such holders. Anything to the contrary contained herein notwithstanding, the Company shall not include in the information sent to the Company Stockholders any information with respect to the Parent, the Parent Subsidiaries, or its affiliates or associates, the form and content of which information shall not have been approved by such party in its reasonable discretion prior to such inclusion.

ARTICLE V

INDEMNIFICATION; SURVIVAL

5.1 Indemnification by the Parent. The Parent shall indemnify and hold harmless the Company and its and their Affiliates, officers, directors, shareholders, employees and agents and the successors and assigns of all of them (the “Company Indemnified Parties”) from, and shall reimburse the Company Indemnified Parties for, any loss, liability, claim, damage, expense (including, without limitation, costs of investigation and defense and reasonable attorneys’ fees) (collectively, “Damages”), arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of the Parent in this Agreement or in any certificate or document delivered by or on behalf of the Parent pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, or (b) any failure by the Parent to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Parent pursuant to this Agreement to be performed by or complied with by or on behalf of the Parent.

5.2 Indemnification by the Company. The Company shall indemnify and hold harmless the Parent, the Acquisition Subsidiary and their respective Affiliates, officers, directors, shareholders, employees and agents and the successors and assigns of all of them (the “Parent Indemnified Parties”) from, and shall reimburse the Parent Indemnified Parties for, any Damages arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties of the Company in this Agreement or in any certificate or document delivered by or on behalf of the Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by the Company to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Company pursuant to this Agreement to be performed by or complied with by or on behalf of the Company.

5.3 Certain Limitations. Any Parent Indemnified Party or any Company Indemnified Party making a claim under this Article V is referred to as an “Indemnified Party”, and the party against whom such claims are asserted under this Article V is referred to as an “Indemnifying Party.” The indemnification provided for in Sections 5.1 and 5.2 shall be subject to the following limitations:

(a) Payments by an Indemnifying Party pursuant to Section 5.1 or 5.2 in respect of any Damages shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Damages prior to seeking indemnification under this Agreement.

(b) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Damages upon becoming aware of any event or circumstance that gives rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Damages.

5.4 Survival; Limitations. All representations, warranties, covenants and agreements of the parties hereto contained herein shall survive the Closing. The obligations of the parties hereto pursuant to the Indemnification contained in this Article V shall expire (a) as to non-Tax related Damages, twelve (12) months from the Closing Date (the “Non-Tax Indemnification Period”), and (b) as to Tax-related Damages, upon the final resolution by the appropriate tax authorities of the Tax liabilities of the relevant party through the Closing Date or the expiration of the applicable statute of limitations (as tolled by any waiver or extension thereof).

ARTICLE VI

CONDITIONS TO CONSUMMATION OF MERGER

6.1 Conditions to Obligations of the Parent and the Acquisition Subsidiary. The obligation of each of the Parent and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a) the Parent shall have completed all necessary legal due diligence to their reasonable satisfaction;

(b) the number of Dissenting Shares shall not exceed 5% of the number of outstanding shares of Company Common Stock as of the Effective Time;

(c) the Company shall have obtained (and shall have provided copies thereof to the Parent) the written consents of (i) all of the members of its board of directors, and (ii) all of the Company Stockholders, to approve the execution, delivery and performance by the Company of this Agreement and the other Transaction Documentation to which the Company is a party, in form and substance reasonably satisfactory to the Parent. The written consent received from each Company Stockholder consenting to the Merger shall include a certification that such person is either an “accredited investor” as such term are defined in Regulation D under the Securities Act;

(d) the Company shall have obtained (and shall have provided copies thereof to the Parent) all other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2, which are required on the part of the Company, except such waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(e) the representations and warranties of the Company set forth in this Agreement (when read without regard to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(f) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(g) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(h) the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate (the “Company Certificate”) to the effect that each of the conditions specified in clauses (d) through (f) (insofar as clause (f) relates to Legal Proceedings involving the Company) of this Section 6.1 is satisfied in all respects;

(i) each of the stockholders of the Company listed on Schedule 1.3(d) hereto shall have surrendered for cancellation shares of the Company Common Stock held by them;

(j) the Company shall have delivered to the Parent a certificate, validly executed by the Secretary of the Company, certifying as to (i) true, correct and complete copies of the certificate of incorporation and bylaws of the Company; (ii) the valid adoption of resolutions of the board of directors and stockholders of the Company (whereby this Agreement, the Merger and the transactions contemplated hereunder were unanimously approved by the board of directors and the requisite vote of the stockholders of the Company) and covering such other matters as the Parent shall reasonably request; (iii) a good standing certificate from the Secretary of State of the State of Delaware dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency and signatures of the officers of the Company executing this Agreement or any other agreement contemplated by this Agreement;

(k) the Company shall have executed and delivered a Patent Assignment to the Parent with respect to International Patent Application PCT #63/271.978;

(l) a legal opinion from the Company’s corporate counsel shall have been delivered to the Parent, dated as of the Closing Date, in a form acceptable to Parent; and

(m) a legal opinion from the Company’s intellectual property counsel shall been have delivered to the Parent, dated as of the Closing Date, in a form acceptable to Parent.

6.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

(a) the Company shall have completed all necessary legal due diligence to its reasonable satisfaction;

(b) the Parent shall have obtained (and shall have provided copies thereof to the Company) the written consents of (i) all of the members of its Board of Directors, (ii) all of the members of the Board of Directors of Acquisition Subsidiary, and (iii) the sole stockholder of Acquisition Subsidiary, in each case to the execution, delivery and performance by the each such entity of this Agreement and/or the other Transaction Documentation to which each such entity is a party, in form and substance reasonably satisfactory to the Company;

(c) the Parent shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Parent or any of its Subsidiaries, except for waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d) the representations and warranties of the Parent set forth in this Agreement (when read without regard to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(e) each of the Parent and the Acquisition Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(f) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(g) the Parent shall have delivered to the Company a certificate (the “Parent Certificate”) to the effect that each of the conditions specified in clauses (d) through (f) (insofar as clause (f) relates to Legal Proceedings involving the Parent or the Acquisition Subsidiary) of this Section 6.2 is satisfied in all respects;

(h) Each of the Parent and Acquisition Subsidiary shall have delivered to the Company a certificate, validly executed by Secretary of the Parent or the Acquisition Subsidiary, as applicable, certifying as to (i) true, correct and complete copies of its certificate of incorporation and bylaws; (ii) the valid adoption of resolutions of the board of directors and stockholders of the Parent or Acquisition Subsidiary, as applicable (whereby this Agreement, the Merger and the transactions contemplated hereunder were unanimously approved by the board of directors and the requisite vote of the stockholders of Parent or the Acquisition Subsidiary, as applicable); (iii) a good standing certificate from the Secretary of State of the State of Delaware dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency and signatures of the officers of the Parent or the Acquisition Subsidiary, as applicable, executing this Agreement or any other agreement contemplated by this Agreement; and

(i) The Parent will have a cash balance in its primary bank account of no less than $1,000,000.

ARTICLE VII

TERMINATION

7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

7.2 Termination by Operation of Law. This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation issued by a Governmental Entity of competent jurisdiction that renders consummation of the transactions contemplated by this Agreement (the “Contemplated Transactions”) illegal or otherwise prohibited, or a court of competent jurisdiction or any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

7.3 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Effective Time:

(a) by the Parent and the Acquisition Subsidiary if: (i) any of the conditions set forth in Section 6.1 hereof have not been fulfilled in all material respects by the Closing Date; (ii) the Company shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from Parent (to the extent such breach is curable), or (iii) as otherwise set forth herein; provided that Parent and Acquisition Subsidiary may not exercise the right in this Section 7.4(a) if either of them are then in breach of any provision of this Agreement; or

(b) by the Company if: (i) any of the conditions set forth in Section 6.2 hereof have not been fulfilled in all material respects by the Closing Date; (ii) the Parent or the Acquisition Subsidiary shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Company (to the extent such breach is curable), or (iii) as otherwise set forth herein; provided that Company may not exercise the right in this Section 7.4(b) if it is then in breach of any provision of this Agreement.

7.4 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that such Party is a Non-Defaulting Party (as defined in Section 7.6 below). The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party’s breach of any term or provision of this Agreement.

7.5 Remedies; Specific Performance. In the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting Party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

ARTICLE VIII

MISCELLANEOUS

8.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

8.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article I concerning issuance of the Merger Shares is intended for the benefit of the Company Stockholders and (b) the provisions in Article V concerning indemnification are intended for the benefit of the Indemnified Executives and their successors and assigns. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documentation) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

8.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documentation) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

8.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

8.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

8.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7 Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery or electronic transmission, when so delivered, (b) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following, being so sent:

(a) If to Parent or Acquisition Subsidiary:

Hometown International, Inc.

500 West 5th Street, Suite 800

Winston Salem, NC 27101

Attn.: Peter Coker, Jr., President

Tel.: +853 6666 8542

Email: peter.coker@hwin.co

Copy to:

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, New York 10110

Attention: Eric Mendelson, Esq.

Tel.: (917) 538-1775

Email: emendelson@cronelawgroup.com

(b) If to the Company:

Makamer Inc.

2934 N. Beverly Glen Circle, Suite # 338

Los Angeles, CA 90077

Attention: Alex Mond, President

Tel.: (310) 435-0404

Email: alex.mond@makamer.com

Copy to:

YK Law LLP

32 E. 57th Street, 8th Floor

New York, NY 10022

Attention: Craig A. Wolson, Esq.

Tel.: (203) 858-4804

Email: cwolson@yklaw.us

and:

YK Law LLP

32 E. 57th Street, 8th Floor

New York, NY 10022

Attention: Jessie Weiner, Esq.

Tel.: (212) 837-2600 x 1001

Email: jweiner@yklaw.us

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York, except that the provisions of the laws of the State of Nevada shall apply with respect to the rights and duties of the Board of Directors of the Parent and where such provisions are otherwise mandatorily applicable.

8.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

8.11 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in the County of New York in the State of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.7. Nothing in this Section 8.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

8.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger and Reorganization as of the date first above written.

PARENT:

HOMETOWN INTERNATIONAL, INC.

By:	/s/ Peter Coker Jr.
Name:	Peter Coker Jr.
Title:	President

ACQUISITION SUBSIDIARY:

MAKAMER ACQUISITION CORP.

By:	/s/ Peter Coker Jr.
Name:	Peter Coker Jr.
Title:	President

COMPANY:

MAKAMER, INC.

By:	/s/ Alex Mond
Name:	Alex Mond
Title:	President

[Signature Page to Merger Agreement]